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[LOGO]                                            NEWS RELEASE

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                              FOR IMMEDIATE RELEASE

 ON STAGE ENTERTAINMENT ANNOUNCES NASDAQ DELISTING AND IMMEDIATE LISTING OF ITS
               COMMON STOCK AND WARRANTS ON THE OTC BULLETIN BOARD

November 2, 1999

On Stage Entertainment, Inc. (OTCBB: ONST, ONSTW), a Nevada corporation headquartered in Las Vegas, Nevada, announced today that its Common Stock and Warrants have been delisted from The Nasdaq SmallCap Market and that its Common Stock and Warrants have been immediately included in the OTC Bulletin Board. Because On Stage's Common Stock and Warrants were previously included in The Nasdaq SmallCap Market, its Common Stock and Warrants are available for immediate trading on the OTC Bulletin Board pursuant to an exemption from Rule 15c2-11. This exemption allows a broker/dealer, without having the information specified by Rule 15c2-11, to publish or submit quotations for On Stage's Common Stock and Warrants, provided the broker/dealer was a registered market maker for On Stage's Common Stock and Warrants during the last 30 days.

On Stage Entertainment, Inc. produces and markets theatrical productions and operates live theaters and dinner theaters worldwide.

THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS INCLUDE CERTAIN INFORMATION RELATING TO ANTICIPATED ACQUISITIONS, AS WELL AS OTHER FORWARD-LOOKING STATEMENTS THAT MAY BE CONTAINED ELSEWHERE IN THIS DOCUMENT. FOR SUCH STATEMENTS, ON STAGE CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING CUSTOMARY CLOSING CONDITIONS AND PROCEDURES AND THOSE DISCUSSED IN ON STAGE'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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FOR FURTHER INFORMATION, CONTACT:

Christopher R. Grobl, Esq.
General Counsel
On Stage Entertainment, Inc.
4625 W. Nevso Drive
Las Vegas, NV  89103
702-253-1333 Telephone
702-257-2367 Facsimile